Changing the Shape of
Medical Research
and Practice
Keith Murphy
Chairman and Chief Executive Officer
0
© Copyright 2012, Organovo Holdings, Inc.  This report is solely for the use of intended audience.  No part of it may be circulated, quoted, or reproduced for distribution outside the organization without prior written approval from Organovo Holdings, Inc.
Exhibit 99.1
November 23, 2012

Changing the shape of medical research and practice

SAFE HARBOR STATEMENT

© Copyright 2012  Organovo Holdings, Inc.
OTC QX: ONVO
This presentation contains “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements regarding the results and benefits of the Company’s tender offer and its prospective performance, opportunities and business outlook. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The risks and uncertainties that could cause the Company’s actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company's ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company’s products and technology; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; the Company's failure to achieve its business, research, product development, regulatory approval, marketing and distribution plans and strategies;
and the successful completion of the tender offer. These and other factors are identified and described in more detail in the Company’s filings with the SEC, including its current report on Form 8-K/A filed with the SEC on May 11, 2012. These forward-looking statements are made as of the date of this presentation, and the Company does not undertake an obligation to update these forward-looking statements after such date.

THE WALL STREET JOURNAL.
U.S. EDITION ▾ Tuesday, September 18, 2012 As of 9:02 AM EDT

Printing Evolves: An Inkjet for Living Tissue

Article | Video | Comments

By ROBERT LEE HOTZ

Leading the way is a closely held, San Diego-based company called Organovo Inc., which introduced the first commercial 3-D bioprinters in 2010, using technology developed by Dr. Forgacs at Missouri-Columbia and by researchers at Clemson University.

Organs On Demand
Researchers and companies such as Organovo are using three-dimensional printers to produce living tissues, hoping someday to be able to print personalized body parts.
Area of detail, below

Printing a blood vessel:

Photo by Sandy Huffaker for The Wall Street Journal

Changing the shape of medical research and practice
organovo™

2 © Copyright 2012 Organovo Holdings, Inc.

Changing the shape of medical research and practice

Organovo has made tremendous progress
In past 12 months
Signed up United Therapeutics
Delivered tissue blocks to Pfizer under our collaboration
NIH Grant for 3D liver
Successful financing and reverse merger
Attracted top executives and doubled staff
Opened 15,000 sq ft new facility
Completed Phase 1 market research
OTC QX uplist
© Copyright 2012  Organovo Holdings, Inc.

Changing the shape of medical research and practice

Market research reveals opportunity
Cell Assay Products
Identified specific market opportunity >$500M by 2018
†
High unmet customer need and market opportunity
identified that can be met with 3D cell assay products
†
Overall cell biology market growing to $17B by 2016,
12% CAGR
†
Disease models
Qualitative market research conducted to target initial
opportunities – including Oncology
Focus on Pharma co. “lead optimization” as entry point
© Copyright 2012  Organovo Holdings, Inc.
† Source: 2012 Scientia Advisors market research, sponsored by Organovo

Changing the shape of medical research and practice
organovo™

Organovo milestones in 2013
Organovo will keep delivering
Major new data on 3D liver by Q2 2013
Expanding the set of current partners
Reaching upstream in drug discovery to partner with
academics – now pursuing partnerships
Technology partnerships to develop bioprinting
Collaborate with 3D peers in non-bio spaces
Company pursuing uplisting to NASDAQ or NYSE
© Copyright 2012  Organovo Holdings, Inc.

Changing the shape of medical research and practice

organovo™

Goals of tender offer
Clean up derivative liability
Outstanding warrants from Q1 offering create derivative
liability for company
Company currently is below shareholder equity
requirements for listing on NASDAQ or NYSE MKT
as a result
Raise funds
End Q3 Cash on hand $7.7M
Tender offer can raise up to $11.5M gross
Company net burn of ~$7-8M/year expected in 2013
† Source: Scientia Advisors study, commissioned by company
© Copyright 2012  Organovo Holdings, Inc.

NASDAQ Capital Market: Financial and Liquidity Requirements

Companies must meet all of the criteria under at least one of the three standards below.

Requirements	Equity Standard	Market Value of Listed Securities Standard*	Net Income Standard
Listing Rules	5505(a) and 5505(b)(1)	5505(a) and 5505(b)(2)	5505(a) and 5505(b)(3)
Stockholders' Equity	$5 million	$4 million	$4 million
Market Value of Publicly Held Shares	$15 million	$15 million	$5 million
Operating History	2 years	---	---
Market Value of Listed Securities	---	$50 million	---
Publicly Held Shares	1 million	1 million	1 million
Shareholders (round lot holders)	300	300	300
Market Makers	3	3	3
Bid Price OR Closing Price**	$4 $3	$4 $2	$4 $3

* Companies qualifying solely under the Market Value Standard must meet the $50 million Market Value of Listed Securities and the applicable bid price requirement for 90 consecutive trading days before applying.

** To qualify under the closing price alternative, a company must have: (i) average annual revenues of $6 million for three years, or (ii) net tangible assets of $5 million, or (iii) net tangible assets of $2 million and a 3 year operating history, in addition to satisfying the other financial and liquidity requirements listed above.

Changing the shap
research and pract

Seeking uplisting to major exchange 7

Quantitative Standards

CRITERIA	LISTING STANDARDS			
	Standard 1	Standard 2	Standard 3	Standard 4
Pre-tax income[1]	$750,000	N/A	N/A	N/A
Market capitalization	N/A	N/A	$50 million	$75 million OR At least $75 million in total assets and $75 million in revenues
Market value of public float	$3 million	$15 million	$15 million	$20 million
Minimum price	$3	$3	$2	$3
Operating history	N/A	2 years	N/A	N/A
Shareholders' equity	$4 million	$4 million	$4 million	N/A
Public shareholders/Public float (shares)[2]	Option 1: 800/500,000 Option 2: 400/1,000,000 Option 3: 400/500,000[3]			

Changing the shape of medical research and practice
organovo™

Seeking uplisting to major exchange 8 NYSE MKT Initial Listing Standards

Changing the shape of medical
research and practice

Organovo Contacts:
Keith Murphy, CEO
(858) 550-9993
kmurphy@organovo.com
Barry Michaels, CFO
(858) 224-1003
bmichaels@organovo.com
Website:
http://www.organovo.com

Enabling tissue on demand
OTC QX: ONVO
© Copyright 2012  Organovo Holdings, Inc.